UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2019

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2019 and effective on the same date, the Board of Directors of 1-800-FLOWERS.COM, Inc. (the “Company”) amended and restated the Amended and Restated By-Laws of the Company (the “Second Amended and Restated By-Laws”).  The Second Amended and Restated By-Laws remove the requirement that the Chairman of the Board shall be the Chief Executive Officer of the Company.  The Second Amended and Restated By-Laws also include additional immaterial modifications intended to update various provisions and to provide additional clarification and consistency.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.                Descriptions
3.2                              Second Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2019

1-800-FLOWERS.COM, Inc.
By: /s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer
and Chief Financial Officer